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                                                                    Exhibit 23.8

Board of Directors
NBS Nordic Broadband Services AB:

As independent public auditors, we hereby consent to the use in this Registration Statement of our report, dated May 4, 1999, on NBS Nordic Broadband Services AB for the year ended December 31, 1998, included in this Registration Statement, and to all references to our firm included in this Registration Statement.

                                            Ernst & Young AB

Stockholm, Sweden
October 19, 1999